Exhibit 23.1

CERTIFICATIONS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187632), Form S-3 (No. 333-217558) and Form S-3 (No. 333-236144) of Orchid Island Capital, Inc. of our reports dated February 21, 2020, relating to the financial statements and the effectiveness of Orchid Island Capital, Inc.’s internal control over financial reporting which appear in this Annual Report on Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 21, 2020	Certified Public Accountants